                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 24, 1999 (except with respect to the matters discussed in Note 12, as to which the date is June 28,
1999) included herein and to all references to our Firm included in this registration statement.


                                   /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP



Boston, Massachusetts
August 10, 1999